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                                                                    EXHIBIT 99.1
                               (CENTEX LETTERHEAD)


NEWS RELEASE
--------------------------------------------------------------------------------
                                                           FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION, CONTACT AT (214) 981-5000:
LELDON E. ECHOLS, Executive Vice President and
       Chief Financial Officer
MATTHEW G. MOYER, Vice President--Investor Relations http://www.centex.com

           DISTRIBUTION OF CAVCO INDUSTRIES TO OCCUR ON JUNE 30, 2003

         (DALLAS, TX June 23, 2003): Centex Corporation (NYSE: CTX) announced today that the Registration Statement on Form 10 of Cavco Industries, Inc. relating to the Cavco common stock became effective on June 22, 2003, according to the Securities and Exchange Commission. As described in the Form 10, Centex has approved the spin-off of its 100% interest in Cavco to Centex stockholders.

         Centex will mail an Information Statement to Centex stockholders this week. The Information Statement describes the distribution of the Cavco shares and contains important information about Cavco, including financial statements.

         The distribution of Cavco is expected to occur on June 30, 2003 and is structured to be a tax-free dividend to stockholders who held Centex Corporation common stock on the record date of June 12, 2003. Stockholders will receive 0.05 shares of Cavco common stock for each Centex share held on that date. Certificates representing the shares will be delivered beginning June 30. No fractional shares of Cavco common stock will be distributed and stockholders who otherwise would receive fractional shares will instead receive a cash payment, which will be taxable.

         Cavco has been approved to trade as a separate issue on the Nasdaq National Market under the symbol "CVCO" and is expected to begin trading following the distribution.

         Cavco is the largest producer of manufactured homes in Arizona, based on wholesale shipments of manufactured homes. Cavco is also the 13th largest producer of manufactured homes in the United States, based on 2001 data. Cavco is the principal entity in Centex's Manufactured Housing Group.

         Through its subsidiaries, Centex ranks among the nation's leading home builders, non-bank-affiliated retail mortgage originators and general contractors. Centex also has operations in home services and investment real estate and owns approximately 65% of Centex Construction Products, Inc., a publicly traded company.

                                      # # #

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933,
Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect Centex's actual performance and results of operations include the following: general economic conditions and interest rates; the cyclical and seasonal nature of Centex's businesses; adverse weather; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financing programs; governmental regulations; changes in governmental and public policy; changes in economic conditions specific to any one or more of Centex's markets and businesses; competition; availability of raw materials; and unexpected operations difficulties. These and other factors are described in Centex's most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2003, which is filed with the Securities and Exchange Commission.

                                                                           CPLBG